SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 28, 2006

EPIC BANCORP
(Exact name of registrant as specified in its charter)

California	000-50878	68-0175592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 Irwin Street, San Rafael California	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 526-6400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On February 22, 2006, the Board of Directors of Epic Bancorp (the “Company”) awarded a bonus of $43,260 to Kit M. Cole, Chairman and CEO the Company, for her performance in 2005.

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02 (b)

On February 28, 2006, the Company announced by press release that Kit M. Cole will retire as Chief Executive Officer of the Company effective July 1, 2006. Ms. Cole will remain on the Board of Directors and will serve as Chairman of the Company.

Item 5.02 (c)

In the same press release, the Company announced that Mark Garwood, currently President, CEO, and Vice Chairman of Tamalpais Bank, will succeed Ms. Cole as Chief Executive Officer of the Company. Mr. Garwood will retain his title and positions with Tamalpais Bank.

The press release incorporated herein as Exhibit 99.1 is not filed but furnished pursuant to Regulation FD.

Section 8 – Other Events

Item 8.01  Other Events.

On February 22, 2006, the Company declared a 4-cent per share first quarter dividend, payable on April 17, 2006, to shareholders of record as of March 31, 2006. The Company has previously declared dividends of 3 cents per share in each of the four quarters of 2005 and 2.5 cents per share in each of the four quarters of 2004.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c)     Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2006	EPIC BANCORP

/s/ MICHAEL E. MOULTON
Michael E. Moulton, Chief Financial Officer (Principal Financial Officer)

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